                                                                  Exhibit 10.19

                               (Idenix letterhead)

                                                        8  May, 2003

                                                     UNIVERSITA DI CAGLIARI
                                                     Cittadella Universitaria
                                                     SS 554 KM 4.5
                                                     09133 Monserrato (Cagliari)

Dear Sirs,

Idenix Pharmaceuticals, Inc. is currently carrying on negotiations with the Swiss company Novartis Pharma AG in order to define transactions relating to:

     (i) the acquisition by Novartis Pharma AG ("Novartis") of the majority of the shareholding of Idenix Pharmaceuticals Inc. ("Idenix");

     (ii) the joint development and commercialization of certain drug candidates in the field of the antiviral substances pursuant to a Development, License and Commercialization Agreement; and

     (iii) the manufacture and supply of certain drug candidates and products pursuant to a Master Manufacturing and Supply Agreement.

In principle the above mentioned transactions would be of advantage also to the relationships currently existing between the University of Cagliari and Idenix, since the co-operative research activity in the field of antiviral substances and development of the relevant results, currently carried out by such two entities, would benefit from the renown, expertise and global resources of Novartis.

The above having been said, also in consideration of the peculiarities of such pending transactions, we would propose to bring the amendments highlighted in the present document to the agreements here below indicated, provided that these amendments shall take effect only in case and when Idenix Pharmaceuticals, Inc. and Novartis shall have executed the above mentioned Development, License and Commercialization Agreement and Master Manufacturing and Supply Agreement.

     (i) CO-OPERATIVE ANTIVIRAL RESEARCH ACTIVITY AGREEMENT, entered into on 4th January 1999 by and between Dipartimento di Biologia Sperimentale "Bernardo Loddo" dell'Universita di Cagliari (hereinafter referred to "Dipartimento di Biologia") and Idenix SARL (formerly Novirio SARL, hereinafter referred to as Idenix SARL), on behalf and for the benefit of Idenix (formerly Novirio Pharmaceuticals Limited)), as amended on 10th April 2002;

     (ii) LICENSE AGREEMENT, entered into on 14th December 2000 by and between the Dipartimento di Biologia (University of Caliari) and Idenix (formerly Novirio Pharmaceuticals Limited), as amended on 10th April 2002.

CO-OPERATIVE ANTIVIRAL RESEARCH ACTIVITY AGREEMENT
--------------------------------------------------

(i)  Intellectual property - ownership and protection
     ------------------------------------------------

As an integration to article 8.2 of the Co-operative Antiviral Research Activity Agreement, Novartis is expressly permitted (as Idenix' and Idenix SARL's designee and as may be agreed between Novartis and Idenix) to exercise, in lieu of Idenix, Idenix' first right to file, prosecute and maintain patents and patent applications resulting from the Co-operative activity, it being understood that such filing, prosecution and maintenance shall be performed in the name of Idenix Pharmaceuticals, Inc. and of Dipartimento di Biologia (University of Cagliari).

It is understood that this shall not be in prejudice of the further provisions set forth under article 8.2.

(ii) Industrial operations -  licensing
     ----------------------------------

According to current article 9.1 of the Cooperative Antiviral Research Activity Agreement, Idenix is granted the exclusive right to directly or indirectly use or license the results obtained within or from the Cooperative activity.

In consideration of the transactions pending among Idenix and Novartis, with no prejudice to the other provisions set forth under the aforementioned article 9.1

     a) Idenix is permitted to license to Novartis the results obtained within or from the Cooperative activity and

     b) Novartis is -in turn- expressly permitted to sublicense such results to its affiliates and to third parties.

For purposes of the present document, "affiliates" shall mean any corporation, company, partnership, joint venture and/or firm that controls, is controlled by, or is under common control with Novartis. "Control" shall mean

     (a) in the case of corporate entities, direct or indirect ownership of at least fifty percent (50%) of the stock or shares having the right to vote for the election of directors, and

     (b) in the case of non-corporate entities, direct or indirect ownership of at least fifty percent (50%) of the equity interest with the power to direct the management and policies of such non-corporate entities.

In the case of certain entities organized under the laws of certain countries, the maximum percentage ownership permitted by law for a foreign investor may be less than fifty percent (50%), and that in such case such lower percentage shall be substituted in the preceding sentence, provided that such foreign investor has the power to direct the management and policies of such entity.

(iii) Confidentiality
      ---------------

As a further amendment to the Co-operative Antiviral Research Activity Agreement that would be required in consequence of the transactions pending among Idenix and Novartis, Idenix is expressly permitted to disclose to Novartis the confidential information (as identified under the same article 6) owned by the Dipartimento di Biologia (University of Cagliari), being understood that Novartis shall be permitted to disclose such confidential information to its affiliates and sub-licensees.

Such disclosure is permitted to the extent that it is required in order to allow Novartis to exercise its rights according to the agreements entered into by and between the latter and Idenix and its subsidiary, Idenix (Cayman) Limited.

(iv) Term and termination
     --------------------

As far as article 11 of the Co-operative Antiviral Research Activity Agreement is concerned, with the signature of the present document Idenix SARL and Dipartimento di Biologia (University of Cagliari) acknowledge that so far no breaches of the Co-operative Antiviral Research Activity Agreement have occurred.

From now on, should Idenix SARL or Idenix not respect one or more of the obligations mentioned under the same Co-operative Antiviral Research Activity Agreement, either Idenix SARL (acting on its own or on Idenix's behalf) or Novartis shall have the right to cure such breach within the 3 months term indicated under article 11 at issue, provided that, should the breach be cured by either Idenix SARL (acting on its own or on Idenix's behalf) or Novartis, the Co-operative Antiviral Research Activity Agreement shall remain under the title of Idenix SARL and Dipartimento di Biologia (University of Cagliari).

Should the breach not be cured within such 3 months term, the agreement shall remain in force for a further 15 days term (starting from the expiration of the 3 months period) during which Novartis shall still have the right to cure such breach in lieu of Idenix SARL. It is understood that in case the breach is cured by Novartis within said 15 days term, Novartis shall then have the right, without the need of any further action by Idenix SARL, to succeed to Idenix SARL in the Co-operative Antiviral Research Activity Agreement, thereby assuming the rights and obligations of Idenix SARL (and Idenix) under such agreement (such right of Novartis to be referred to as the "Novartis Co-operative Assumption Right").

To the purposes of this point (iv), Dipartimento di Biologia (University of Cagliari) shall provide Novartis with a copy of any notices of breach or default and with any related correspondence that -according to the above mentioned article 11- is delivered to Idenix SARL and at the same time of delivery to Idenix SARL.

As a further integration to article 11 of the Co-operative Antiviral Research Activity Agreement any rights conferred to Novartis in relation to the Co-operative Antiviral Research Activity Agreement according to the present document shall terminate in case of termination of the

Development, License and Commercialization Agreement entered into by and between Novartis and Idenix and Idenix (Cayman) Limited, due to a material breach of said Development, License and Commercialization Agreement by Novartis or, in any case, should said Development, License and Commercialization Agreement be terminated for convenience by Novartis.

It is understood that, for the purposes of this point (iv) of the present document but without limitation of the Novartis Co-operative Assumption Right, Dipartimento di Biologia (University of Cagliari) expressly permits the assignment of the Co-operative Antiviral Research Activity Agreement by Idenix SARL to Novartis.

LICENSE AGREEMENT
-----------------

(i)  Intellectual property rights
     ----------------------------

In consideration of the transactions currently pending among Idenix, Idenix (Cayman) Limited and Novartis, under point (i) of previous section entitled "Co-operative Antiviral Research Activity Agreement", article 8.2 of the Co-operative Antiviral Research Activity Agreement is amended to expressly permit Novartis to exercise Idenix' right to prosecute and maintain patents and patent applications resulting from the Co-operative activity.

Consequently, we would also propose that article 5.1 of the License Agreement is amended such that Novartis is expressly permitted (as Idenix' designee and as may be agreed between Novartis and Idenix) to exercise Idenix' right to prosecute and maintain patents and patent applications constituting a part of the Intellectual Property Rights (as defined in the License Agreement), it being understood that such filing, prosecution and maintenance shall be performed in the name of Idenix and of Dipartimento di Biologia (University of Cagliari).

With no prejudice to Idenix' obligations towards the Dipartimento di Biologia (University of Cagliari) according to section 5.1 at issue, it is understood that the expenses relating to the prosecution and maintenance of patents and patent applications constituting a part of the Intellectual Property Rights (as defined in the License Agreement) shall be borne by Idenix or by Novartis as may be agreed between these last two entities.

We would also draw your attention on current article 5.2 of the License Agreement, which confers to Idenix the first right to institute an action against a third party for infringement of the Intellectual Property Rights.

Consistently with the integration of article 5.1 of the License Agreement proposed above, Novartis or any of its affiliates, in their capacity as sub-licensee(s) according to article 2 of the License Agreement, shall be permitted to exercise Idenix' right to institute an action against a third party for infringement of the Intellectual Property rights, as Idenix' designee and as may be agreed between Novartis and Idenix and according to article 5.2 of the License Agreement.

Idenix shall in any case be bound to fulfill the obligations undertaken towards Dipartimento di Biologia (University of Cagliari) according to said article 5.2 and to article 5.4 of the License Agreement

(ii) License grant
     -------------

Finally, taking into account the relationships existing among Idenix and Novartis in the light of the pending transactions, Idenix shall provide Dipartimento di Biologia (University of Cagliari) with a copy of the sublicense agreements entered into with Novartis or any of its affiliates within 1 month after execution thereof and also of the sublicense agreements entered into by and between Novartis or any of its affiliates and a third party within 1 month after that Idenix receives such agreement from Novartis in accordance with the arrangements existing between Idenix and Novartis.

It is understood that this point (ii) shall be in derogation of article 2.2 of the License Agreement.

(iii) Term and termination
      --------------------

Current article 7 of the License Agreement provides that the same agreement may be terminated by mutual agreement of the parties (point 7.1) or for convenience solely by Idenix (point 7.2).

In this respect and consistently with the provision set forth under the Co-operative Antiviral Research Activity Agreement, we would propose to integrate said article 7 stating that:

(1) Idenix is entitled to terminate the License Agreement in case of non-respect by Dipartimento di Biologia (University of Cagliari) of one or more obligations set forth under the License Agreement, provided that termination shall be effective 3 months after reception of a registered letter sent to Dipartimento di Biologia (University of Cagliari) by Idenix detailing the reasons for complaint, unless (a) Dipartimento di Biologia (University of Cagliari) has contracted its obligations or proven the fault was a case of "force majeure" within the 3 months time period or (b) Dipartimento di Biologia (University of Cagliari) fulfills its contracted obligations under the License Agreement prior to the effective time of termination;

(2) should Idenix be in breach of one or more of the obligations mentioned under the License Agreement, either Idenix or Novartis shall have the right to cure such breach within 3 months after reception of a registered letter sent by Dipartimento di Biologia (University of Cagliari) detailing the reasons for complaint, provided that, should the breach be cured by either Idenix or Novartis, the License Agreement shall remain under the title of Idenix and Dipartimento di Biologia (University of Cagliari). Should the breach not be cured within such 3 months term, the agreement shall remain in force for a further 15 days term (starting from the expiration of the 3 months period) during which Novartis shall still have the right to cure such breach in lieu of Idenix, provided that if Novartis does not cure the breach within the 15 days term the License Agreement is terminated. It is understood that in case the breach is cured by Novartis within said 15 days term, Novartis shall then have the right, without the need for any further action by Idenix to succeed to Idenix in the License Agreement thereby assuming the rights and obligations of

Idenix under such agreement ( such right to be referred to as the "Novartis License Assumption Right").

It is furthermore understood that the License Agreement does not terminate in case, in the 3 months period mentioned above, Idenix or Novartis demonstrate that the obligations have been contracted or proven the fault was a case of "force majeure" or the same is demonstrated by Novartis in the further 15 days term mentioned above.

To the purposes of this point (2), we would propose that Dipartimento di Biologia (University of Cagliari) provides Novartis with a copy of any notices of breach or default and with any related correspondence that is delivered to Idenix and at the same time that of delivery to Idenix.

It is understood that the defaulting party shall in any case be liable for any damages suffered by the non-defaulting party, therein including any harms suffered by the non-defaulting party due to the early termination of this agreement.

To this aim, with the signature of the present document, the parties acknowledge that so far no breaches of the License Agreement have occurred.

As a further integration, we would propose that any rights conferred to Novartis in relation to the License Agreement according to the present document shall terminate in case of termination of the Development, License and Commercialization Agreement entered into by and between Novartis and Idenix Pharmaceuticals Inc. and Idenix (Cayman) Limited, due to a material breach of said Development, License and Commercialization Agreement by Novartis or, in any case, should said Development Agreement be terminated for convenience by Novartis;

It is understood that, for the purposes of this point (iii) of the present document but without limitation to the Novartis License Assumption Right, Dipartimento di Biologia (University of Cagliari) expressly permits the assignment of the License Agreement by Idenix to Novartis.

The present document has been drafted in English and, only in order to permit a better comprehension to the Italian party, also in Italian, being understood that in case of contrasts between the English version and the Italian version, the English one shall prevail.

This present document may be executed in counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, and all of which counterparts, taken together, shall constitute one and the sane instrument even if the parties have not executed the same counterpart. Signatures provided by facsimile transmission shall be deemed to be original signatures.

                                     * * * *

Should the remarks and amendments set forth above meet your favor, please indicate your agreement to such remarks and amendments by returning to us a copy of this letter signed for explicit approval. Upon your signature of this letter agreement, the Co-operative Antiviral

Research Activity Agreement and the License Agreement shall be amended in accordance with the remarks and amendments set forth herein. We acknowledge that, upon your signature of this agreement, you will file this document with your department council.

We thank you in advance for your kind cooperation.

Best regards,

         /s/ Jean-Pierre Sommadossi
--------------------------------------
Jean-Pierre Sommadossi
IDENIX PHARMACEUTICALS, INC.


         /s/ Jean-Pierre Sommadossi
--------------------------------------
Jean-Pierre Sommadossi
IDENIX SARL

Novartis undersigns the present document for acceptance of the rights and obligations herein provided for its benefit and on its charge.


Date:         /s/ May 8, 2003
     ---------------------------------------


         /s/ Subhanu Saxena
--------------------------------------
Subhanu Saxena, Head, Business Development and Licensing--Primary Care NOVARTIS PHARMA AG


Date:          /s/ May 8, 2003
     ---------------------------------------


         /s/ Robert Pelzer
--------------------------------------
Robert Pelzer, General Counsel
NOVARTIS PHARMA AG

Prof Floris, in his capacity as the Director of the Dipartimento di Biologia Sperimentale "Bernardo Loddo" dell'Universita di Cagliari, and Prof Paolo La Colla, in his capacity as the Director of the Dipartimento di Scienze e Tecnologie Biomediche, undersign the present document to acknowledge that the Co-operative Antiviral Research Activity Agreement and the License Agreement had been signed by the then-current Director of the Dipartimento di Biologia Sperimentale "Bernardo Loddo" dell'Universita di Cagliari, in the name and on behalf of Universita degli Studi di Cagliari in compliance with the statute and by-laws of Universita degli Studi di Cagliari. Prof. Pasquale Mistretta, in his capacity as the Chancellor and legal representative of Universita degli Studi di Cagliari, undersign the present document for acquaintance and acceptance of its content on behalf of Universita degli Studi di Cagliari, which is the actual party to the Co-operative Antiviral Research Activity Agreement and the License Agreement as amended by this document.

Upon the execution of the present document, everything in relation to the Co-operative Antiviral Research Activity Agreement and to the License Agreement that falls under the competence of the Dipartimento di Biologia Sperimentale "Bernardo Loddo" dell'Universita di Cagliari shall be for the benefit and on charge of the Dipartimento di Scienze e Tecnologie Biomediche. Such transfer is made to reflect the internal organization of Universita degli Studi di Cagliari.


Date:    /s/ May 8, 2003
     ----------------------------


         /s/ Floris
--------------------------------------
Prof. Floris


         /s/ Paolo La Colla
--------------------------------------
Prof. Paolo La Colla


         /s/ Pasquale Mistretta
--------------------------------------
Prof. Pasquale Mistretta

According to article 1341 of the Italian Civil Code, for specific approval of points (ii), (iii), (iv) and (v) of the section entitled "Co-operative Antiviral Research Activity Agreement" and of points (ii), (iii) and (iv) of the section entitled "License Agreement":


         /s/ Jean-Pierre Sommadossi
--------------------------------------
Jean-Pierre Sommadossi
IDENIX PHARMACEUTICS, INC.


         /s/ Jean-Pierre Sommadossi
--------------------------------------
Jean-Pierre Sommadossi
IDENIX SARL

         /s/ Subhanu Saxena
--------------------------------------
Subhanu Saxena, Head, Business Development and Licensing--Primary Care NOVARTIS PHARMA AG


       /s/ Robert Pelzer
--------------------------------------
Robert Pelzer, General Counsel
NOVARTIS PHARMA AG


           /s/ Floris
--------------------------------------
Prof. Floris


        /s/ Paolo La Colla
--------------------------------------
Prof. Paolo La Colla


       /s/ Pasquale Mistretta
--------------------------------------
Prof. Pasquale Mistretta